                                                                    EXHIBIT 99.1

                                    EXPERTS

The following disclosure is included herein for the specific purpose of being incorporated by reference into the following registration statements (the "Registration Statements") Forms S-3 (Registration Nos. 333-05927, 333-22201,333-31858, 333-86432, and 333-99161) and S-8 (Registration Nos. 333-
75957, 333-90933 and 333-99163)

"The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing."